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                                                               EXHIBIT 21.1


        Subsidiaries in which Company has             State of Incorporation
   direct or indirect majority equity interest           or Organization
   -------------------------------------------        ----------------------

Amcell of Atlantic City, Inc.                                   NJ
Amcell of Ocean County, Inc.                                    DE
Amcell of Trenton, Inc.                                         NJ
Amcell of Vineland Holdings, Inc.                               DE
American Cellular Network Corp.                                 NJ
American Cellular Network Corp. of Delaware                     DE
Aurora/Elgin Cellular Telephone Company, Inc.                   IL
AWACS Financial Corporation                                     DE
AWACS Garden State, Inc.                                        DE
AWACS, Inc.                                                     PA
AWACS Investment Holdings, Inc.                                 DE
AWACS Purchasing Corporation                                    DE
AWACS Retail Stores, Inc.                                       DE
Cell South of New Jersey, Inc.                                  NJ
Comcast Cellular Corporation                                    DE
Comcast Cellular Communications, Inc.                           DE
Comcast Cellular Communications, Inc.                           PA
Comcast Central NJ Holding Company, Inc.                        DE
Comcast Directory Assistance Partnership                        DE
Comcast Directory Services, Inc.                                DE
Comcast Publishing Holdings Corporation                         PA
Comcast Publishing Holdings Financial Corporation               DE
Joliet Cellular Telephone Company, Inc.                         IL
Long Branch Cellular Telephone Company                          DE
New Brunswick Cellular Telephone Company                        DE
Ocean County Cellular Telephone Company                         WA
Vineland Cellular Telephone Company Inc.                        DE
Wilmington Cellular Telephone Company                           DE